SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Fremont Michigan InsuraCorp, Inc.

(Exact name of registrant as specified in its charter)

Michigan	42-1609947
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

933 East Main Street Fremont, Michigan	49412
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒.

Securities Act registration statement number to which this form relates: 333-112414

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, No Par Value

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock, no par value, is incorporated herein by reference to the section entitled “DESCRIPTION OF THE CAPITAL STOCK” set forth in the Registrant’s Registration Statement No. 333-112414 on Form S-1 filed with the Commission. The description of the provisions in the Registrant’s Articles of Incorporation and Bylaws that may have an effect of delaying, deferring or preventing a change in control of the Registrant, is incorporated herein by reference to the section entitled “Certain Anti-Takeover Matters” set forth in the Registrant’s Registration Statement No. 333-112414 on Form S-1 filed with the Commission.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation of Fremont Michigan InsuraCorp, Inc. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement No. 333-112414 on Form S-1 filed with the Commission).

3.2	Bylaws of Fremont Michigan InsuraCorp, Inc. (Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement No. 333-112414 on Form S-1 filed with the Commission).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FREMONT MICHIGAN INSURACORP, INC. (Registrant)

Date: September 8, 2004	By	/s/ RICHARD E. DUNNING
Richard E. Dunning
President and Chief Executive Officer

EXHIBIT INDEX

NUMBER	DESCRIPTION

3.1	Articles of Incorporation of Fremont Michigan InsuraCorp, Inc. (Incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement No. 333-112414 on Form S-1 filed with the Commission).

3.2	Bylaws of Fremont Michigan InsuraCorp, Inc. (Incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement No. 333-112414 on Form S-1 filed with the Commission).

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